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                                 EXHIBIT 99.5


                            1998 STOCK OPTION PLAN
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                           NPS PHARMACEUTICALS, INC.

                            1998 STOCK OPTION PLAN


1.   GENERAL.

     a.   Purpose. The 1998 Stock Option Plan has been established by the
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          Company to provide a means by which employees, directors, and consultants of the Company and its Affiliates may be given the opportunity to benefit from increases in value of NPS stock through the granting of Options. NPS seeks to (a) retain the services of present employees, directors, and consultants; (b) secure and retain the services of new employees, directors, and consultants; and (c) provide incentives for such persons to exert maximum efforts for the success of the Company and thereby promote the long-term interest of the Company, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

     b.   Types of Options. The Company intends that the Options issued under
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          the Plan shall, in the discretion of the Board or any Board Committee
          (see paragraph 3.2), be either Incentive Stock Options or Nonstatutory Stock Options (defined below).

     c.   Definitions. Unless otherwise defined, capitalized terms shall have
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          the meaning set forth in Section 2.

2.   DEFINITIONS.

     a.   Affiliate means any parent corporation or subsidiary corporation of
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          the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     b.   Board means the Board of Directors of the Company.
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     c.   Code means the Internal Revenue Code of 1986, as amended.
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     4.   Committee means a Committee appointed by the Board in accordance with
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          paragraph 3.2 herein.

     5.   Company means NPS Pharmaceuticals, Inc., a Delaware corporation.
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     6.   Consultant means any person (including an advisor) engaged by the
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          Company or an Affiliate to render consulting services under arrangements intended to compensate such person for such services. The term "Consultant" shall not include a Director who is paid only a director's fee by the Company or who is not compensated by the Company for services as a Director.

     7.   Continuous Status as an Employee, Director, or Consultant means the
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          employment or relationship as an Employee, Director, or Consultant is not interrupted or terminated by the Company or any Affiliate. The Board, in its sole discretion, may determine whether
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          Continuous Status as an Employee, Director, or Consultant shall be considered interrupted in the case of:

          i. any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or

          ii. transfers between locations of the Company or between the Company, Affiliates or its successor.

     8.   Day of Determination means the date of the occurrence of an event that
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          requires the determination of the Fair Market Value of an award made hereunder.

     9.   Director means a member of the Board.
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     10.  Disability means total and permanent disability as defined in Section
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          22(e)(3) of the Code.

     11.  Employee means any person, including Officers and Directors, employed
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          by the Company or any Affiliate. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     12.  Exchange Act means the Securities Exchange Act of 1934, as amended.
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     13.  Fair Market Value means, as of any date, the value of the common stock
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          of the Company as determined as follows:

          i. If the common stock is listed on any established stock exchange or a national market system, including without limitation, the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a share of common stock shall be the closing price for such stock on the Day of Determination as quoted on such system as reported in the Wall Street Journal or such other source as the Board deems reliable. In the event the Day of Determination falls on a date that the Nasdaq system is closed, then the Fair Market Value shall be the closing sales price for such stock on the last market trading day prior to the Day of Determination as quoted on such system as reported in the Wall Street Journal or such other source as the Board deems reliable.

          ii. If the common stock is quoted on Nasdaq (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          iii. In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.
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     14.  Incentive Stock Option (or "ISO") means an Option intended to qualify
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          as an incentive stock option within the meaning of Section 422 of the
          Code and the regulations promulgated thereunder.

     15.  Non-Employee Director means a Director who is considered to be a "Non-
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          Employee Director" in accordance with Rule 16b-3(b)(3), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission.

     16.  Nonstatutory Stock Option (or "NSO") means an Option not intended to
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          qualify or not eligible to qualify as an ISO or an ISO which, subsequent to its date of grant, no longer qualifies as an ISO under
          Section 422 of the Code.

     17.  Officer means a person who is an officer of the Company within the
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          meaning of Section 16a-1(f) of the Exchange Act and the rules and regulations promulgated thereunder.

     18.  Option means a stock option granted pursuant to the Plan.
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     19.  Option Agreement means a written agreement between the Company and an
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          Optionee evidencing the terms and conditions of an individual Option grant.

     20.  Optionee means an Employee, Director, or Consultant who holds an
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          outstanding Option.

     21.  Outside Director means a Director who is considered to be an "Outside
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          Director" in accordance with Section 162(m) of the Code, or any other applicable Code sections, regulations, or interpretations of the IRS.

     22.  Plan means this 1998 Stock Option Plan.
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     23.  Rule 16b-3 means Rule 16b-3 of the Exchange Act or any successor to
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          Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     24.  Securities Act means the Securities Act of 1933, as amended.
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3.   ADMINISTRATION.

     1.   Powers and Authority. The Plan shall be administered by or under the
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          direction of the Board unless and until the Board delegates administration to a Committee, as provided in paragraph 3.2. The Board shall have the power subject to and within the limitations of the express provisions of the Plan:

          i. To determine from time to time: (a) which of the persons eligible under the Plan shall be granted Options; (b) when and how Options shall be granted; (c) whether an Option shall be intended to qualify as an ISO; (d) the provisions of each Option granted (which need not be identical) including the time or times when a person shall be permitted to receive stock pursuant to the exercise of such Option; (e) whether a person shall be permitted to exercise such Option; and (f) the number of shares with respect to which Options shall be granted to each such person.
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          ii.  To construe and interpret the Plan and Options granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          iii  To amend the Plan as provided in Section 12.

          iv. Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

     2.   Delegation. The Board may delegate administration of the Plan to a
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          Board committee composed of not fewer than two members (the
          "Committee"). All members of the Committee shall be Outside Directors or Non-Employee Directors, to the extent necessary to comply with the applicable provisions of Rule 16b-3 and Section 162(m). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall in such event, be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

     3.   Director Status. Any requirement that an administrator of the Plan be
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          a Non-Employee Director or an Outside Director shall not apply if the
          Board or the Committee expressly declares that such requirement shall not apply.

4.   SHARES SUBJECT TO THE PLAN.

     1.   Available Shares. Subject to the provisions of Section 11, the number
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          of shares that may be issued pursuant to Options granted hereunder shall not exceed in the aggregate 1,000,000 shares of the Company's common stock.

     2.   Forfeited or Canceled Shares. Any shares of stock for which an Option
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          has been granted under the Plan that are forfeited because of the failure to meet an Option grant contingency or condition shall again be available for delivery pursuant to new grants under the Plan. To the extent any shares of stock covered by an Option are not delivered to an Optionee or beneficiary because the award is forfeited or canceled, or the shares of stock are not delivered because the award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.

     3.   Payment with Shares. If the exercise price of any Option granted under
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          the Plan is satisfied by tendering shares of stock to the Company (by either actual delivery or by attestation), only the number of shares of stock issued net of the shares of stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.

     4.   Plan Limits. Shares of stock delivered under the Plan in settlement,
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          assumption, or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of
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          stock available for delivery under the Plan, to the extent that such settlement, assumption, or substitution is a result of the Company or Affiliate acquiring another entity (or an interest in another entity). Subject to the provisions of Section 11, the maximum number of shares that may be covered by grants to any one individual shall be 750,000 shares during any three consecutive calendar years.

5.   ELIGIBILITY.

     1.   Option Type. ISOs may be granted only to Employees. NSOs may be
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          granted to Employees, Directors, or Consultants.

     2.   Section 16 Compliance. No Officer or Director shall be eligible for
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          the benefits of the Plan unless at the time discretion is exercised in the selection of an Officer or Director as a person to whom Options may be granted, or in the determination of the number of shares which may be covered by Options granted to the Officer or Director, the Plan otherwise complies with the requirements of Rule 16b-3. This paragraph
          5.2 shall not apply if the Board or Committee expressly declares that it shall not apply.

6. OPTION PROVISIONS. Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     1.   Term. No Option shall be exercisable after the expiration of ten years
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          from the date it was granted.

     2.   Price. The exercise price of each Option shall be not less than 100%
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          of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

     3.   Consideration. The purchase price of stock acquired pursuant to an
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          Option shall be paid, to the extent permitted by applicable statutes and regulations:

          i.   in cash; or

          ii. by delivery of already-owned shares of common stock of the Company or a combination of cash and already-owned shares of common stock of the Company; or

          iii through surrender of shares of common stock available for exercise under the Option, valued at their Fair Market Value on the date of exercise and owned free and clear of any liens, claims, encumbrances, or security interests; or

          iv. according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to paragraph 6.4; or

          v.   pursuant to a broker assisted exercise same-day sales program; or
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          vi.  as required in the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option; or

          vii  any combination of 6.3.1 through 6.3.6 above.

          In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     4.   Transferability.
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          i.   Incentive Stock Options. In order for an Option to qualify for treatment as an ISO, it may not be transferable except by will or by the laws of descent and distribution. In the event an Optionee transfers such Option, such transfer shall constitute a disqualifying event and the Option shall no longer qualify as an ISO but shall be considered a NSO under the terms of this Plan.

          ii. Nonstatutory Stock Option. The Board or Committee may, in its discretion, authorize all or a portion of the NSOs to be granted to an Optionee to be on terms that permit transfer by such Optionee to (a) the spouse, children, or grandchildren of the Optionee ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (c) a partnership in which such Immediate Family Members are the only partners, provided that (i) there may be no consideration for any such transfer, (ii) the Option Agreement pursuant to which such Options are granted must expressly provide for transferability in a manner consistent with this Section, (iii) subsequent transfers of transferred Options shall be prohibited except those occurring by will or the laws of descent and distribution, and (iv) the Options shall continue to be subject to all the terms and conditions that applied prior to transfer in the same manner and to the same extent as non-transferred Options, including paragraphs 6.5 through 6.9. The Options shall be exercisable by the transferee only to the extent, and for the periods specified in such sections. The Company expressly disclaims any obligation to provide notice to a transferee of the termination of the Option.

         iii. Unless transfer by an Optionee is specifically provided for in an Option Agreement, a NSO shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the NSO is granted only by such person or any transferee pursuant to a QDRO.

     5.   Vesting. The total number of shares of stock subject to an Option may,
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          but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance criteria) as the Board may deem appropriate. The provisions of this paragraph 6.5 are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     6.   Securities Law Compliance. The Company may require any Optionee, or
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          any person to whom an Option is transferred under paragraph 6.4, as a condition of exercising any such Option, (a) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (b) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

     7.   Termination of Employment or Relationship as an Employee, Director, or
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          Consultant. In the event an Optionee's Continuous Status as an
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          Employee, Director, or Consultant terminates (other than upon the
          Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Board, and only to the extent that the Optionee was entitled to exercise at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the case of an ISO, the Board shall determine such period of time (in no event to exceed three months from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

     8.   Disability of Optionee. In the event an Optionee's Continuous Status
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          as an Employee, Director, or Consultant terminates as a result of the
          Optionee's Disability, the Optionee may exercise his or her Option, but only within twelve months from the date of such termination (or such shorter period specified in the Option Agreement), and only to the extent that the Optionee was entitled to exercise at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

     9.   Death of Optionee. In the event of the death of an Optionee, the
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          Option may be exercised, at any time within eighteen months following the date of death (or such shorter period specified in the Option Agreement, but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance, or by assignment as provided herein, does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

     10.  Early Exercise. The Option Agreement may, but need not, include a
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          provision whereby the Optionee may elect at any time while an
          Employee, Director, or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any nonvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

     11.  Withholding. To the extent provided by the terms of an Option
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          Agreement, the Optionee may satisfy any federal, state, or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means:

          i.   cash payment; or

          ii. authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Option; or

          iii delivering to the Company owned and unencumbered shares of the common stock of the Company.

7. NO REPRICING, CANCELLATION, OR RE-GRANT OF OPTIONS. Except for certain adjustments due to corporate transactions described in Section 11, the exercise price for any outstanding Option granted under the Plan may not be decreased after the Day of Determination for such Option grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration in exchange for the grant of a new Option with a lower exercise price.

8.   COVENANTS OF THE COMPANY.

     1.   Stock Availability. During the terms of the Option granted under the
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          Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such grants up to the number of shares of stock authorized under the Plan.

     2.   Authority. The Company shall seek to obtain from each regulatory
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          commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock acquired under the grants, provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency, the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock under such Options unless and until such authority is obtained.

9. USE OF PROCEEDS FROM STOCK. Proceeds from the exercise of Options under the Plan shall constitute general funds of the Company.

10.  MISCELLANEOUS.

     1.   Acceleration. The Board or the Committee shall have the power to
          ------------
          accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest, notwithstanding the provisions in the Option Agreement stating the time at which it may first be exercised or the time during which it will vest.

     2.   Ownership Rights. Neither an Optionee nor any person to whom an Option
          ----------------
          is transferred under paragraph 6.4 shall be deemed to be the holder of, or to have any of the rights of a holder with respect to any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

     3.   Employment Rights. Nothing in the Plan or any instrument executed
          -----------------
          pursuant thereto shall confer upon any Employee, Director, Consultant, Optionee, or other holder of Options any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant, or Optionee with or without cause.

     4.   ISO Value Limit. To the extent that the aggregate Fair Market Value
          ---------------
          (determined at the time of grant) of stock with respect to which ISOs granted after 1998 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NSOs.

11.  ADJUSTMENTS UPON CHANGES IN STOCK AND CORPORATE TRANSACTIONS.

     1.   Stock Adjustments. If any change is made in the stock subject to the
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          Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Options.

     2.   Corporate Transactions. In the event of: (a) a dissolution or
          ----------------------
          liquidation or sale of all or substantially all of the assets of the Company; (b) a merger or consolidation in which the Company is not the surviving corporation; or (c) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, then, the Board in its sole discretion and to the extent permitted by applicable law may direct as to all or any of the Option(s) outstanding under the Plan that: (i) any surviving corporation shall assume such Options or shall substitute similar Options; (ii) such Options shall continue in full force and effect; or
          (iii) the duration of time during which such Options become vested or may be exercised shall be accelerated and any outstanding unexercised rights under any such Options terminated, if not exercised prior to such event.

12.  AMENDMENT OF THE PLAN.

     1.   Amendments. The Board at any time, and from time to time, may amend
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          the Plan. However, as provided in Section 11, no amendment shall be effective unless approved by the stockholders of the Company within twelve months before or after the adoption of the amendment, where the amendment will:

          i. Increase the number of shares reserved for Options under the Plan;

          ii. Modify the requirements as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Sections 162(m) and 422 of the Code;

         iii. Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3 or Nasdaq or other applicable securities exchange listing requirements;

          iv.  Decrease the minimum exercise price set forth in paragraph 6.2;
               or

          v.   Remove the limitation provided in Section 7.

     2.   Compliance. It is expressly contemplated that the Board may amend the
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          Plan in any respect the Board deems necessary or advisable to provide under the provisions of the Code and the regulations promulgated thereunder relating to ISOs and/or to bring the Plan and/or ISOs granted under it into compliance therewith.

     3.   Consent. Rights and obligations under any Option granted before
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          amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (a) the Company requests the consent of the person to whom the Option was granted and (b) such person consents in writing.

13.  TERMINATION OR SUSPENSION OF THE PLAN.

     1.   Termination. The Board may suspend or terminate the Plan at any time.
          -----------
          Unless sooner terminated, the Plan shall terminate on midnight, May 31, 2008. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

     2.   Rights and Obligations. Any Options granted while the Plan is in
          ----------------------
          effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the holder of the Options.

14. EFFECTIVE DATE OF PLAN. The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercisable unless and until the Plan has been approved by the stockholders of the Company.